Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 20, 1998 included in this Annual Report on Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (No. 333-43389, 33-09559 and 033-79996).


/s/  Arthur Andersen
------------------------------
     (Arthur Andersen LLP)

New York, New York
March 26, 1998